Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

May 7, 2015

Sunoco LP

555 East Airtex Drive

Houston, Texas 77073

Re:	Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission.

Ladies and Gentlemen:

We have acted as special counsel to Sunoco LP, a Delaware limited partnership (the “Partnership”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed by the Partnership with the U.S. Securities and Exchange Commission (the “SEC”) on May 7, 2015, pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus, of common units (“Common Units”) representing limited partner interests in the Partnership.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined and relied on (a) the Registration Statement and the exhibits thereto, (b) the Prospectus and (c) originals or copies, certified or otherwise identified to our satisfaction, of the Partnership’s First Amended and Restated Agreement of Limited Partnership dated September 25, 2012, as amended by Amended No. 1 thereto dated October 27, 2014, and such other instruments and other certificates of public officials, officers and representatives of the Partnership, the general partner of the Partnership and such other persons as we have deemed appropriate as a basis for the opinions expressed below. In our examination, we have assumed without independent investigation (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals and (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that once (a) the general partner of the Partnership has duly taken all necessary action (pursuant to action by the board of directors of such general partner) to authorize and approve the issuance by the Partnership of such Common Units and the terms of the offering thereof and (b) such Common Units have been paid for,

Sunoco LP

May 7, 2015

issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement so authorized and approved by the general partner of the Partnership (on behalf of the Partnership), the Common Units will be validly issued, and purchasers of such Common Units will have no obligation, solely by reason of their ownership of such Common Units, to make any contributions to the Partnership or any further payments for their purchase of such Common Units, and such purchasers will have no personal liability, solely by reason of their ownership of such Common Units, to creditors of the Partnership for any of its debts, liabilities or other obligations.

Our opinions expressed herein are limited to the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act. We express no opinion as to the laws of any other jurisdiction.

We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Andrews Kurth LLP